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      CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20585, Post-Effective Amendment No. 1) pertaining to the Salary Deferral Plan of Morrison Fresh Cooking, Inc. of our Report dated June 24, 1997, with respect to the financial statements and schedules of the Morrison Fresh Cooking, Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the period from March 7, 1996 (date of inception) to December 31, 1996.



                                         /s/ Ernst & Young LLP
                                         Ernst & Young LLP

Atlanta, Georgia
June 24, 1997